UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 16, 2023
____________________

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

001-09057	WEC ENERGY GROUP, INC.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	WEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS

On January 6, 2023, The Peoples Gas Light and Coke Company (“PGL”) and North Shore Gas Company (“NSG”), utility subsidiaries of WEC Energy Group, Inc.(“WEC”), filed requests with the Illinois Commerce Commission (“ICC”) for regulatory review to set customer rates for natural gas for 2024.

On November 16, 2023, the ICC issued its written order in both rate reviews, approving the following base rate increases, which will be effective no later than December 15, 2023:

•$302.8 million (43.2%) base rate increase for PGL’s natural gas customers. This amount includes costs related to PGL’s Safety Modernization Program (“SMP”) currently being recovered under its Qualified Infrastructure Plant rider moving into base rates.

•$11.0 million (11.6%) base rate increase for NSG’s natural gas customers.

The ICC approved an authorized return on equity of 9.38% for both PGL and NSG, and set the common equity component average at 50.79% and 52.58% for PGL and NSG, respectively.

As part of its decisions, the ICC, among other things, disallowed $236.2 million of capital costs related to the construction and improvement of PGL’s shops and facilities. This amount includes $180.6 million of costs previously incurred by PGL and $55.6 million of future costs PGL planned to incur.

In addition, the ICC ordered PGL to pause spending on its SMP, whereby PGL is replacing Chicago’s aging natural gas infrastructure, until the ICC determines the optimal method of replacement and a prudent investment level. ICC Staff is to initiate the required proceeding no later than February 1, 2024, and the proceeding is not to exceed 12 months. The ICC indicated that the ordered pause is not intended to remove funding for emergency response work.

WEC is evaluating the potential financial implications of the orders, which may include the need to take a material charge related to the disallowance of capital costs previously incurred, but is not yet in a position to make any such determinations.

PGL and NSG anticipate seeking a rehearing of specific elements of the ICC’s orders.

FORWARD LOOKING DISCLAIMER

Certain statements contained in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based upon management's current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these statements. Forward-looking statements include, among other things, statements concerning management's expectations and projections regarding earnings and future results. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward- looking terminology such as "anticipates," "believes," "estimates," "expects," "forecasts," "guidance," "intends," "may," "objectives," "plans," "possible," "potential," "projects," "should," "targets," "will" or similar terms or variations of these terms.

Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: general economic conditions, including business and competitive conditions in the company's service territories; timing, resolution and impact of rate cases and other regulatory decisions; WEC’s ability to continue to successfully integrate the operations of its subsidiaries; availability of WEC’s generating facilities and/or distribution systems; unanticipated changes in fuel and purchased power costs; key personnel changes; unusual, varying or severe weather conditions; continued industry restructuring and consolidation; continued advances in, and adoption of, new technologies that produce power or reduce power consumption; energy and environmental conservation efforts; electrification initiatives, mandates and other efforts to reduce the use of natural gas; WEC’s ability to successfully acquire and/or dispose of assets and projects and to execute on its capital plan; terrorist, physical or cyber-security threats or attacks and data security breaches; construction risks; labor disruptions; equity and bond market fluctuations; changes in WEC’s and its subsidiaries' ability to access the capital markets; changes in tax legislation or WEC’s ability to use certain tax benefits and carryforwards; federal, state, and local legislative and regulatory changes, including changes in rate setting policies or procedures and to environmental standards, the enforcement of these laws and regulations or permit conditions and changes in the interpretation of regulations by regulatory agencies; supply chain disruptions; inflation; political or geopolitical developments, including impacts on the global economy, supply chain and fuel prices, generally, from ongoing global conflicts; the impact from any health crises, including epidemics and pandemics; current and future litigation and regulatory investigations, proceedings or inquiries; changes in accounting standards; the financial performance of American Transmission Company as well as projects in which WEC’s energy infrastructure business invests; the ability of WEC to obtain additional generating capacity at competitive prices; goodwill and its possible impairment; and other factors described under the heading "Factors Affecting Results, Liquidity and Capital Resources" in Management's Discussion and Analysis of Financial Condition and Results of Operations and under the headings "Cautionary Statement Regarding Forward-Looking Information" and "Risk Factors" contained in WEC’s Form 10-K for the year ended December 31, 2022, and in subsequent reports filed with the Securities and Exchange Commission. Except as may be required by law, WEC expressly disclaims any obligation to publicly update or revise any forward-looking information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEC ENERGY GROUP, INC.
(Registrant)

/s/ William J. Guc
Date: November 20, 2023	William J. Guc, Vice President and Controller

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